Exhibit 99.1

FOR IMMEDIATE RELEASE THURSDAY, AUGUST 23, 2012 Contacts: David Vander Ploeg Executive VP and CFO 920-243-5854 Elizabeth M. Higashi, CFA Investor Relations 920-243-5392

W6316 Design Drive, Greenville, WI 54942 P.O. Box 1579, Appleton, WI 54912-1579

School Specialty Announces Fiscal 2013 First Quarter Results

-   Revenue of $252.1 Million and Net Income of $18.4 Million

-   Gross Margins Improve to 41.1 Percent in Quarter

GREENVILLE, Wis., August 23, 2012 - School Specialty (Nasdaq:SCHS), a leading K-12 education company with the broadest array of products in the market, today reported first quarter results for the period ending July 28, 2012.  Revenue for the first quarter of fiscal 2013 was $252.1 million, compared with $276.1 million in the prior year, a decline of 8.7 percent.  Net income for the first quarter of fiscal 2013 was $18.4 million or $0.97 in diluted earnings per share compared with $13.6 million or $0.72 per diluted share last year.

Income before provision for income taxes declined $4.0 million to $18.5 million in the first quarter from $22.5 million last year.  Interest expense in this year’s first quarter included the non-cash write-off of $2.5 million in debt issuance costs related to the debt refinancing announced in late May.  In addition, $1.1 million of restructuring charges were recorded in the first quarter of fiscal 2013.

“Our focus on improving profitability remains a top priority.  Although the overall market remains challenging, we continue to make progress on our immediate priorities and long term initiatives with continued careful management of operating expenses in combination with consecutive quarters of gross margin expansion,” said Michael P. Lavelle, President and Chief Executive Officer.  “Of course, first quarter results should be viewed as only a portion of the school selling season, whose busiest months extend into our second fiscal quarter,” he said.

First Quarter Financial Results

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Revenue for fiscal 2013’s first quarter was $252.1 million, compared with $276.1 million in fiscal 2012, a decline of 8.7 percent.  The decline in sales reflects continued softness in educational spending in both Educational Resources and Accelerated Learning.

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Gross profit was $103.6 million compared with $111.3 million last year, a decline of 6.9 percent.  Consolidated gross margin improved to 41.1 percent, an increase of 80 basis points, primarily due to strong margin improvement by Educational Resources which was offset somewhat by weaker margins in Accelerated Learning.

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Selling, general and administrative (SG&A) expenses were $75.1 million compared with $79.8 million, a decline of 5.8 percent, reflecting strong cost controls and lower overall sales levels.  Current quarter expenses were impacted by $1.1 million of restructuring charges.

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Interest expense for the first quarter was $10.0 million compared with $7.9 million in the previous year.  The increase in interest expense reflected the $2.5 million write-off of debt issuance costs related to the company’s former revolving credit facility which was refinanced in the first quarter of fiscal 2013.  The former revolving credit facility and delayed draw term loan with a total capacity of $233.7 million were replaced with an asset-based line with a maximum capacity of $200.0 million and a term loan of $70.0 million.

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The provision for income taxes in fiscal 2013 was $0.3 million compared with $8.9 million in the previous year.  The decline in taxes was related to projected annual tax losses for fiscal 2013, for which tax benefits are not expected to be recognized at this time due to valuation allowances.  The decrease in tax expense of $8.7 million amounted to $0.46 per diluted share.

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Earnings before income taxes, depreciation and amortization (EBITDA) declined $2.8 million or 6.8 percent to $37.6 million.

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Net income increased 35.6 percent to $18.4 million compared with $13.6 million last year.  Diluted earnings per share in this year’s first quarter increased 34.7 percent to $0.97 versus $0.72 in the prior year.  Excluding special charges, adjusted net income was $22.0 million, or $1.16 per share compared with $14.2 million and $0.75 per share in the prior year.

Financial Outlook

“We now believe that given the challenging educational market, fiscal year 2013 revenues are expected to decline in the low single digits compared with fiscal 2012 results.  Although revenue is behind our expected performance levels for fiscal 2013, given our margin and cost reduction actions, we continue to believe that fiscal 2013 will look similar to fiscal 2012 actual results in terms of EBITDA,” said Lavelle.

Conference Call

The first quarter earnings conference call is scheduled for today at 11 a.m. ET/10 a.m. CT.  The live audio webcast will include accompanying slides and is available on the Investors section of School Specialty's web site at www.schoolspecialty.com under Presentations.  The presentation will be archived on the company’s website and available later in the day.

About School Specialty, Inc.

School Specialty is a leading education company that provides innovative and proprietary products, programs and services to help educators engage and inspire students of all ages and abilities to learn.  The company designs, develops, and provides preK-12 educators with the latest and very best curriculum, supplemental learning resources, and school supplies.  Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential.

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Accelerated Learning’s major products include: Wordly Wise 3000®, Premier™ Agenda, Delta Education™, FOSS®, CPO Science ™, Frey Scientific ®, Educator’s Publishing Service, Academy of Reading®, Think Math!™, MCI®, S.P.I.R.E.® and SPARK™.   Educational Resources proprietary brands include: Education Essentials®, Sportime®, Childcraft®, Sax® Arts & Crafts, Califone®, abc®, Abilitations®, School Smart®, Classroom Select™ and Projects by Design®.

For more information about School Specialty, visit www.schoolspecialty.com.

Cautionary Statement Concerning Forward-Looking Information

Any statements made in this press release about future results of operations, expectations, plans, or prospects, including but not limited to statements included under the heading “Financial Outlook,” constitute forward-looking statements.  Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and/or similar expressions.  These forward-looking statements are based on School Specialty’s current estimates and assumptions and, as such, involve uncertainty and risk.  Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty’s Annual Report on Form 10-K for the fiscal year ended April 28, 2012, which factors are incorporated herein by reference.  Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

-Financial Tables Follow-

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SCHOOL SPECIALTY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

Unaudited

	Three Months Ended
	July 28, 2012	July 30, 2011

Revenues	$ 252,139	$ 276,084
Cost of revenues	148,542	164,808
Gross profit	103,597	111,276
Selling, general and administrative expenses	75,116	79,776
Operating income	28,481	31,500

Other expense:
Interest expense	9,966	7,912
Expense associated with convertible debt exchange..	-	1,090
Income before provision for income taxes	18,515	22,498
Provision for income taxes	259	8,928
Income before investment in unconsolidated affiliate	$ 18,256	$ 13,570
Equity in income/(losses) of unconsolidated affiliate	119	(20)
Net income	$ 18,375	$ 13,550

Weighted average shares outstanding:
Basic	18,886	18,873
Diluted	18,893	18,925

Net Income/(Loss) per Share:
Basic	$ 0.97	$ 0.72
Diluted	$ 0.97	$ 0.72

Earnings before interest, taxes, depreciation,
amortization and impairment
charges (EBITDA) reconciliation:
Net income	$ 18,375	$ 13,550
Equity in (income)/losses of unconsolidated affiliate	(119)	20
Provision for income taxes	259	8,928
Loss on convertible debt exchange	-	1,090
Depreciation and amortization expense	7,016	7,218
Amortization of development costs	2,068	1,602
Net interest expense	9,966	7,912
EBITDA	$ 37,565	$ 40,320

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SCHOOL SPECIALTY, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(In Thousands)

Unaudited

	July 28, 2012	April 28, 2012	July 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$ 8,250	$ 484	$ 3,927
Accounts receivable.	178,293	62,826	194,507
Inventories	112,467	100,504	121,526
Deferred catalog costs	7,773	11,737	11,206
Prepaid expenses and other current assets	11,050	11,111	15,584
Refundable income taxes	3,580	3,570	-
Deferred taxes.	4,797	4,797	1,875
Total current assets	326,210	195,029	348,625
Property, plant and equipment, net	54,238	57,491	62,268
Goodwill	41,010	41,263	129,091
Intangible assets, net	121,627	124,242	153,218
Other	40,274	35,206	36,063
Deferred taxes long-term	390	390	7,012
Investment in unconsolidated affiliate	10,019	9,900	20,380
Total assets	$ 593,768	$ 463,521	$ 756,657

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current maturities - long-term debt.	$ 79,444	$ 955	$ 42,765
Accounts payable	103,099	74,244	125,554
Accrued compensation	10,723	8,094	8,903
Deferred revenue.	3,354	3,095	4,348
Accrued income taxes	-	-	13,856
Other accrued liabilities	26,027	18,932	37,583
Total current liabilities.	222,647	105,320	233,009
Long-term debt - less current maturities.	285,508	289,668	306,926
Other liabilities.	587	587	688
Total liabilities	508,742	395,575	540,623

Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.001 par value per share, 1,000,000 shares authorized;
none outstanding.	-	-	-
Common stock, $0.001 par value per share, 150,000,000 authorized and
24,314,645; 24,300,545 and 24,290,345 shares issued, respectively	24	24	24
Capital paid-in excess of par value	444,456	444,428	442,764
Treasury stock, at cost - 5,420,210; 5,420,210 and 5,420,210 shares, respectively	(186,637)	(186,637)	(186,637)
Accumulated other comprehensive income	22,308	23,631	25,818
(Accumulated deficit)	(195,125)	(213,500)	(65,935)
Total shareholders' equity.	85,026	67,946	216,034
Total liabilities and shareholders' equity	$ 593,768	$ 463,521	$ 756,657

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SCHOOL SPECIALTY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

Unaudited

	Three Months Ended
	July 28, 2012	July 30, 2011
Cash flows from operating activities:
Net income	$ 18,375	$ 13,550
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and intangible asset amortization expense	7,016	7,218
Amortization of development costs	2,068	1,602
Amortization of debt fees and other	3,053	1,248
Share-based compensation expense	119	517
Deferred taxes	-	(3,728)
Equity in income/(losses) of unconsolidated affiliate	(119)	20
Expense associated with convertible debt exchange	-	1,090
Non cash convertible debt deferred financing costs	2,222	2,453
Changes in current assets and liabilities (net of assets
acquired and liabilities assumed in business combinations):
Accounts receivable	(115,498)	(127,066)
Inventories	(11,966)	(10,259)
Deferred catalog costs	3,964	5,433
Prepaid expenses and other current assets	49	(1,069)
Accounts payable	28,324	39,793
Accrued liabilities	9,492	15,573
Net cash used in operating activities	(52,901)	(53,625)

Cash flows from investing activities:
Additions to property, plant and equipment	(1,185)	(1,265)
Investment in product development costs	(1,718)	(1,954)
Net cash used in investing activities	(2,903)	(3,219)

Cash flows from financing activities:
Proceeds from bank borrowings	421,167	176,500
Repayment of debt and capital leases	(349,122)	(123,887)
Payment of debt fees and other	(8,475)	(1,663)
Net cash provided by financing activities	63,570	50,950

Net increase/(decrease) in cash and cash equivalents	7,766	(5,894)
Cash and cash equivalents, beginning of period	484	9,821
Cash and cash equivalents, end of period	$ 8,250	$ 3,927

Free cash flow reconciliation:
Net cash used in operating activities	$ (52,901)	$ (53,625)
Additions to property and equipment	(1,185)	(1,265)
Investment in development costs	(1,718)	(1,954)
Free cash flow	$ (55,804)	$ (56,844)

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School Specialty, Inc.

Segment Analysis - Revenues and Gross Profit/Margin Analysis

1st Quarter, Fiscal 2013

(In thousands)

Unaudited

Segment Revenues and Gross Profit/Margin Analysis-QTD
					% of Revenues
	1Q13-QTD	1Q12-QTD	Change $	Change %	1Q13-QTD	1Q12-QTD
Revenues
Educational Resources	$ 173,687	$ 186,064	$ (12,377)	-6.7%	68.9%	67.4%
Accelerated Learning Group	78,285	89,853	(11,568)	-12.9%	31.0%	32.5%
Corporate and Interco Elims	167	167	-		0.1%	0.1%
Total Revenues	$ 252,139	$ 276,084	$ (23,945)	-8.7%	100.0%	100.0%

					% of Revenues
	1Q13-QTD	1Q12-QTD	Change $	Change %	1Q13-QTD	1Q12-QTD
Gross Profit
Educational Resources	$ 60,559	$ 60,437	$ 122	0.2%	58.5%	54.3%
Accelerated Learning Group	42,874	50,156	(7,282)	-14.5%	41.4%	45.1%
Intercompany Eliminations	164	683	(519)		0.1%	0.6%
Total Gross Profit	$ 103,597	$ 111,276	$ (7,679)	-6.9%	100.0%	100.0%

Segment Gross Margin Summary-QTD

Gross Margin	1Q13-QTD	1Q12-QTD
Educational Resources	34.9%	32.5%
Accelerated Learning Group	54.8%	55.8%
Total Gross Margin	41.1%	40.3%

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School Specialty, Inc.

Reconciliation of GAAP Net Income and Net Income per Share to

Adjusted Net Income and Net Earnings per Share

(In Thousands, Except Per Share Amounts)

Unaudited

	3 Months Ended
	July 28, 2012	July 30, 2011

GAAP Net Income	$ 18,375	$ 13,550
Special Items, net of tax:		-
Expense associated with convertible debt exchange	-	671
Expense associated with debt refinancing (included in interest expense)	2,490	-
Restructuring (included in SG&A)	1,103	-
Adjusted Net Income	$ 21,968	$ 14,221

	3 Months Ended
	July 28, 2012	July 30, 2011

GAAP Net Income per Share	$ 0.97	$ 0.72
Special Items, net of tax:
Expense associated with convertible debt exchange	-	0.04
Expense associated with debt refinancing (included in interest expense)	0.13	-
Restructuring (included in SG&A)	0.06	-
Adjusted Earnings per share	$ 1.16	$ 0.75

Note: Totals may not foot due to rounding differences.

School Specialty's financial results for the first quarter of fiscal 2013 and 2012 included certain items that management believes are not representative of its operating performance.  This additional information and reconciliation is not meant to be considered in isolation or as a substitute for the company's results of operations as prepared and presented in accordance with GAAP.